Exhibit 3.68

BY-LAWS

OF

ENTERCOM NEW YORK, INC..

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of other business shall be held each year on such day and at such hour in March as shall be fixed by the Board of Directors.

Section 2. Special Meetings. A special meeting of the shareholders may be called at any time by the holders of a majority of the outstanding shares or by the Board of Directors or by the President and shall be held on such day and at such hour as is fixed in the call of the meeting.

Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

Section 4. Notice of Meetings. Notice of each meeting of shareholders shall be in writing and shall state the place, date, and hour of the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such address as appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the shareholder at such other address. Notice of meetings of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 5. Organization. At each meeting of shareholders, the President, or in the President’s absence a Vice President, shall preside and the Secretary, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of the meeting. If none of those designated to preside or to act as secretary of the meeting shall be present, the shareholders present in person or by proxy and entitled to vote at the meeting shall select someone to preside or to act as secretary, as may be needed.

Section 6. Quorum. At each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Section 7. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in her or his name on the record of shareholders. Except as otherwise provided by law or by the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast.

Section 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for her or him by proxy. Every proxy must be signed by the shareholder or the shareholder’s attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 9. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

Section 10. Action Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Power. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the business, property, and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Number. The number of directors constituting the entire Board of Directors shall be not less than one or more than four as shall be fixed from time to time by the Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

Section 3. Election and Term of Directors. Directors shall be elected at the annual meeting of shareholders. Each director shall hold office until the next annual meeting and until the director’s successor has been elected and qualified.

Section 4. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual meeting of shareholders. Other regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the President or the Board of Directors. Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board or by order of the President. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.

Section 5. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given. Notice of each special meeting shall be mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, to the director’s residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the director by telegraph, cable, wireless, or similar means so addressed or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly provided by applicable law. Notices of any such meeting need not be given to any director who submits a sinned waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

Section 6. Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board.

Section 7. Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 8. Participation in Board Meetings by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 9. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

(1) The submission to shareholders of any action that needs shareholders’ approval under the New York Business Corporation Law;

(2) The filling of vacancies in the Board of Directors or in any committee;

(3) The fixing of compensation of the directors for serving on the Board or on any committee;

(4) The amendment or repeal of the By-laws, or the adoption of new By-laws; and

(5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the committee. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Section 10. Resignation and Removal. Any director may resign at any time by giving written notice to the President or to the Secretary. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be needed to make it effective. Any or all of the directors may be removed, at any time, with or without cause, by vote of the shareholders at a special meeting of shareholders, and any vacancy thereby created may be filled at said meeting by vote of the shareholders and, if not so filled, then by the directors as provided in Section 11 of this Article.

Section 11. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a newly created directorship or a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor has been elected and qualified.

ARTICLE III

OFFICERS

Section 1. Officers Enumerated. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. All officers shall be elected by the Board of Directors at its first meeting held after the annual election of directors. The officers need not be directors. Unless elected for a lesser term, and subject always to the right of the Board of Directors to remove an officer with or without cause, each officer shall hold office for one year and until such officer’s successor has been elected and qualified.

Section 3. The President. The President shall be the chief executive officer of the Corporation and, subject to the determinations of the Board of Directors, shall have general control and management of the business, property, and affairs of the Corporation. The President shall preside at all meetings of shareholders and, if he is a director, of the Board. In the absence or incapacity of any other officer of the Corporation, the President shall have the authority and may perform the duties of that officer.

Section 4. The Vice Presidents. Each Vice President, if any, shall, in the absence or incapacity of the President and in order of seniority as fixed by the Board, have the authority and perform the duties of the President, and each shall have such other authority and perform such other duties as the Board of Directors may prescribe.

Section 5. The Secretary. The Secretary (a) shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) shall perform like duties for committees of the Board when required, (c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer.

Section 6. The Treasurer. The Treasurer (a) shall have the care and custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer’s signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

Section 7. Assistant Officers. Any Assistant Vice President, Assistant Secretary, or Assistant Treasurer elected by the Board of Directors, (a) shall assist the Vice President, Secretary, or Treasurer, respectively, as the case may be, (b) shall possess that officer’s authority and perform that officer’s duties in that officer’s absence or incapacity, and, (c) shall have such other authority and perform such other duties as the Board of Directors may prescribe.

Section 8. Appointed Officers. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent, or employee.

Section 9. Securities of Other Corporations. The President or the Treasurer may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute proxies for that purpose. In addition, either such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or other securities and may appoint proxies or attorneys for that purpose.

ARTICLE IV

SHARES AND THEIR TRANSFER

Section 1. Certificates of Stock. Every shareholder shall be entitled to have one or more certificates, in such form as the Board of Directors may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by said shareholder, which certificates shall be signed by, or in the name of, the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2. Transfers. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by such holder’s duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and cancelled. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

Section 3. Lost, Destroyed or Mutilated Certificates. The Corporation may issue a new certificate representing shares of stock of the same tenor and the same number of shares in place of a certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed; provided, however, that the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond or indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. To the full extent authorized or permitted by law, the Corporation shall indemnify any person (“Indemnified Person”) made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that he, his testator or intestate, (“Responsible Person”), whether before or after adoption of this Article, (a) is or was a director, or officer of the Corporation, or (b), if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c), if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys’ fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that (x) acts of the Responsible Person which were material to the cause of action so adjudicated or otherwise disposed of were not (i) committed in bad faith or (ii) were not the result of active and deliberate dishonesty, and (y) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

Section 2. Advancement of Expenses. All expenses reasonably incurred by an Indemnified Person in connection with a threatened or actual action or proceeding with respect to which such person is or may be entitled to indemnification under this Article shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of art undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled.

Section 3. Procedure for Indemnification.

(a) Not later than thirty (30) days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Responsible Person met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

(b) Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A) acts of the Responsible Person were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (B) the Responsible Person personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) above.

(c) If indemnification is denied, in whole or part, because of such a finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Responsible Person met the standard of conduct set forth in Section 1, or whether the expenses were reasonable, as the case may be; not whether the finding of the Board with respect thereto was correct; and the determination of such issue shall not be affected by the Board’s finding. If the judgment or other final adjudication in such action or proceeding establishes that the Responsible Person met the standard set forth in Section 1, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

(d) A finding by the Board pursuant to this Section that the standard of conduct set forth in Section 1 has been met shall mean a finding (i) by a quorum consisting of directors who are not parties to such action or proceeding or, (ii) if such a quorum is not obtainable or, if obtainable, such a quorum is unable to make such a finding and so directs, (A) by the Board upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or (B) by the shareholders upon a finding that such standard has been met, such action by the Board or shareholders to be taken as promptly as is practicable.

Section 4. Contractual Article. This Article shall be deemed to constitute a contract between the Corporation and each director and each officer of the Corporation who serves as such at any time while this Article is in effect. No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any person who could be a Responsible Person, shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to (a) the date of such repeal or amendment if on that date he is not serving in any capacity for which he could be a Responsible Person, or (b) the thirtieth (30th) day following delivery to him of written notice of such amendment as to any capacity in which he is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he could be a Responsible Person, or (c) the later of the thirtieth (30th) day following delivery to him of such notice or the end of the term of office (for whatever reason) he is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being a Responsible Person in that capacity. No amendment of the Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of a Responsible Person under this Article, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation’s assets.

Section 5. Insurance. The Corporation may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under Section 1 of this Article for liabilities against which they are entitled to indemnification under this Article or insuring such persons for liabilities against which they are not entitled to indemnification under this Article.

Section 6. Non-exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article to the full extent permitted by law.

ARTICLE VI

GENERAL

Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear matters deemed appropriate by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on September 30th of each calendar year.

ARTICLE VII

AMENDMENTS

Section 1. Power to Amend. Both the shareholders and the Board of Directors shall have the power to adopt, amend, or repeal by-laws. Any by-law adopted by the Board may be amended or repealed by the shareholders at any annual or special meeting of the shareholders.

Section 2. Amendment Affecting Election of Directors. If any by-law regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.